EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-134779) pertaining to The Dixie Group, Inc. 2006 Stock Awards Plan,

(2)	Registration Statement (Form S-8 No. 333-89994) pertaining to The Dixie Group, Inc. Stock Incentive Plan,

(3)
Registration Statement (Form S-8 No. 33-59564) pertaining to the Agreement and Plan of Merger by and among Dixie Yarns, Inc., Carriage Acquisitions, Inc. and Carriage Industries, Inc., dated as of November 3, 1992,

(4)	Registration Statement (Form S-8 No. 333-87534) pertaining to The Dixie Group, Inc. Stock Incentive Plan,

(5)	Registration Statement (Form S-8 No. 333-81163) pertaining to The Dixie Group, Inc. Incentive Stock Plan,

(6)	Registration Statement (Form S-8 No. 333-80971) pertaining to The Dixie Group, Inc. Core Leadership Team Stock Ownership Plan,

(7)	Registration Statement (Form S-8 No. 333-118504) pertaining to The Dixie Group, Inc. Directors Stock Plan, and

(8)	Registration Statement (Form S-8 No. 333-168412) pertaining to The Dixie Group, Inc. Amended and Restated 2006 Stock Awards Plan;

of our report dated March 25, 2013, with respect to the consolidated financial statements of The Dixie Group, Inc. included in this Annual Report (Form 10-K) of The Dixie Group, Inc. for the year ended December 29, 2012.

/s/ Ernst & Young, LLP

Atlanta, Georgia
March 25, 2013